Exhibit 99.1

CONTINEUM THERAPEUTICS REPORTS FOURTH-QUARTER 2024 FINANCIAL RESULTS; AFFIRMS KEY CLINICAL DEVELOPMENT MILESTONES

- Topline data from PIPE-791 Phase 1b positron emission tomography (PET) trial expected in the second quarter of 2025

- Topline data from PIPE-307 Phase 2 VISTA trial for the treatment of relapsing-remitting multiple sclerosis (RRMS) anticipated in the second half of 2025

- Cash runway projected through 2027

SAN DIEGO – March 6, 2025 – Contineum Therapeutics, Inc. (NASDAQ: CTNM) (Contineum or the Company), a clinical-stage biopharmaceutical company pioneering differentiated therapies for the treatment of neuroscience, inflammation and immunology (NI&I) indications, today reported its fourth-quarter 2024 financial results and affirmed its key clinical development milestones.

“2025 is shaping up to be a pivotal year, as we have several important clinical data readouts and trial initiations on the horizon,” said Carmine Stengone, CEO, Contineum Therapeutics. “We expect to be sponsoring up to six clinical trials during the course of the year, with key topline data from our PIPE-791 Phase 1b positron emission tomography (PET) trial in the second quarter of 2025 and from our PIPE-307 Phase 2 VISTA trial for the treatment of relapsing-remitting multiple sclerosis (RRMS) in the second half of 2025.”

Stengone continued, “Our potentially best-in-class/first-in-class LPA1 and M1 receptor antagonists support our vision of seeking better and new therapies for patients that have limited options today. With capital that takes us through our critical milestones in 2027, we remain focused on executing against our key clinical development objectives.”

Key Clinical Development Milestones & Outlook

●

Contineum expects topline data from its PIPE-791 Phase 1b PET trial in the second quarter of 2025. This Phase 1b, open label, single-center trial is designed to measure the correlation of pharmacokinetics to receptor occupancy by PET imaging in healthy volunteers, as well as idiopathic pulmonary fibrosis (IPF) and progressive multiple sclerosis (PrMS) patients. More information on this trial can be found at https://clinicaltrials.gov (NCT06683612).

●	The Company anticipates completing its PIPE-791 long-term chronic toxicity studies in the first half of 2025.

●	Upon successful completion of the PIPE-791 chronic toxicity studies, Contineum plans to initiate Phase 2 proof-of-concept clinical trials in IPF and PrMS in the second half of 2025.

●	The Company anticipates topline data from its PIPE-791 Phase 1b chronic pain trial in early 2026. This Phase 1b, randomized, double-blind, placebo-controlled, crossover trial initiated patient dosing in March 2025. PIPE-791 is being evaluated for the treatment of chronic pain associated with two separate indications, osteoarthritis (OA) and low back pain (LBP).

●

Contineum expects topline data from its PIPE-307 Phase 2 VISTA RRMS trial in the second half of 2025. This Phase 2, randomized, double-blind, placebo-controlled, multi-center, proof-of-concept trial is designed to assess safety and efficacy in RRMS patients and to measure multiple clinical and imaging endpoints sensitive to changes in remyelination in RRMS. More information on this trial can be found at https://clinicaltrials.gov (NCT06083753).

●

In December 2024, Johnson & Johnson began recruiting an estimated 124 adult participants for a Phase 2 trial of PIPE-307/JNJ-89495120. This trial is a randomized, double-blind, multicenter, placebo-controlled, proof-of-concept study to evaluate the efficacy, safety and tolerability of PIPE-307/JNJ-89495120 as monotherapy in adult participants with major depressive disorder (MDD). More information on this trial can be found at https://clinicaltrials.gov (NCT06785012).

●	The Company plans to file an Investigational New Drug (IND) application with the U.S. Food and Drug Administration (FDA) for CTX-343 in the second half of 2025.

Fourth-Quarter 2024 Financial Results

●	Cash, cash equivalents and marketable securities were $204.8 million as of December 31, 2024. Contineum believes it should have sufficient cash resources to fund its planned operations through 2027.

●

Research and development expenses were $13.0 million, a 62 percent increase from the fourth quarter of 2023, largely due to higher clinical development expenses related to the advancement of the Company’s PIPE-791 and PIPE-307 programs and higher employee-related costs. The Company believes its full-year 2025 research and development expenses will be significantly higher when compared to the full-year 2024 due to a meaningful increase in clinical development activity across its pipeline.

●

General and administrative expenses were $4.0 million, a $2.4 million increase from the fourth quarter of 2023. The increase was primarily driven by higher stock-based compensation expense and employee-related costs.

●	Net loss was $14.6 million for the three months ended December 31, 2024, as compared to $7.8 million for the prior-year quarter.

About Contineum Therapeutics

Contineum Therapeutics (Nasdaq: CTNM) is a clinical-stage biopharmaceutical company pioneering novel, oral small molecule therapies for NI&I indications with significant unmet need. Contineum is advancing a pipeline of internally-developed programs with multiple drug candidates now in clinical trials. PIPE-791 is an LPA1 receptor antagonist in clinical development for idiopathic pulmonary fibrosis, progressive multiple sclerosis and chronic pain, and PIPE-307 is a selective inhibitor of the M1 receptor in clinical development for relapsing-remitting multiple sclerosis and major depressive disorder. For more information, please visit www.contineum-tx.com.

Forward-Looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the Company’s clinical trial and product development plans and timelines, including, but not limited to, the expected timing of the topline data from the PIPE-791 Phase 1b PET trial or from the PIPE-307 Phase 2 VISTA RRMS trial; whether or not the PIPE-791 long-term chronic toxicity studies will be successfully completed or the expected timing for completion; the Company’s expectations related to the FDA submission process and timelines for CTX-343; its cash runway; the indications, anticipated benefits of, and market opportunities for its drug candidates; its business strategies and plans; and the quotations of the Company’s management. These statements involve known and unknown risks, uncertainties and other important factors that are in some cases beyond the Company’s control and may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties, include, but are not limited to, the following: the Company is heavily dependent on the success of PIPE-791 and PIPE-307, both of which are in the early stages of clinical development, and neither of these drug candidates may progress through clinical development or receive regulatory approval; the results of earlier preclinical studies and clinical trials, including those conducted by third parties, may not be predictive of future results and unexpected adverse side effects or inadequate efficacy of the Company’s drug candidates may limit their development, regulatory approval and/or commercialization; the timing and outcome of research, development and regulatory review is uncertain; clinical trials and preclinical studies may not proceed at the time or in the manner expected, or at all; the potential for our programs and prospects to be negatively impacted by developments relating to our competitors, including the results of studies or regulatory determinations relating to our competitors; risks associated with reliance on third parties to successfully conduct clinical trials and, in the case of PIPE-307, the Company’s reliance, pursuant to a global license and development agreement, upon Janssen Pharmaceutica NV, a Johnson & Johnson company, to develop PIPE-307 for any other indication other than RRMS and, after completion of the Company’s PIPE-307 Phase 2 VISTA trial, Janssen Pharmaceutica NV’s decision, in its sole discretion, whether or not to further develop PIPE-307 for RRMS; the Company has incurred significant operating expenses since inception and it expects that its operating expenses will continue to significantly increase for the foreseeable future; the Company’s license agreement with Janssen Pharmaceutica NV may not result in the successful development of PIPE-307; the Company may be unable to obtain, maintain and enforce intellectual property protection for its technology and drug candidates; and unstable market and economic conditions and military conflict may adversely affect our business and financial condition and the broader economy and biotechnology industry. Additional risks and uncertainties that could affect the Company’s business, operations and results are included under the captions, “Risk Factors” and "Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its most recent filing on Form 10-K and in other filings that it makes with the SEC from time to time. These documents are available on the Company’s website at www.contineum-tx.com under the Investor section and on the SEC’s website at www.sec.gov. Accordingly, readers should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contact

Steve Kunszabo

Contineum Therapeutics

Senior Director, Investor Relations & Corporate Communications

858-649-1158

skunszabo@contineum-tx.com

CONTINEUM THERAPEUTICS, INC.

BALANCE SHEETS

(in thousands, except share and par value data)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$21,943	$15,526
Marketable securities	182,817	109,664
Prepaid expenses and other current assets	1,628	2,516
Total current assets	206,388	127,706
Property and equipment, net	989	678
Other long-term assets	3	1,283
Operating lease right-of-use assets	5,467	719
Total assets	$212,847	$130,386
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,811	$635
Accrued expenses	6,711	4,385
Current portion of operating lease liabilities	1,452	464
Total current liabilities	9,974	5,484
Other long-term liabilities	—	110
Operating lease liabilities, net of current portion	4,807	108
Total liabilities	14,781	5,702
Commitments and contingencies (Note 11)
Convertible preferred stock, $0.001 par value; no shares authorized, issued, or outstanding at December 31, 2024; authorized shares—16,940,594 at December 31, 2023; issued and outstanding shares—15,906,236 shares at December 31, 2023.	—	192,620
Stockholders’ equity (deficit):
Class A common stock, $0.001 par value; authorized shares—200,000,000 and 39,630,511 at December 31, 2024 and December 31, 2023, respectively; issued and outstanding shares—19,125,377 and 2,349,554 at December 31, 2024 and December 31, 2023, respectively.	19	2
Class B common stock, $0.001 par value; authorized shares—20,000,000 at December 31, 2024; issued and outstanding shares—6,729,172 at December 31, 2024; no shares authorized, issued, or outstanding at December 31, 2023.	7	—
Preferred stock, $0.001 par value; authorized shares—10,000,000 at December 31, 2024; no shares issued or outstanding at December 31, 2024; no shares authorized, issued, or outstanding at December 31, 2023	—	—
Additional paid-in-capital	315,371	7,098
Accumulated deficit	(117,402)	(75,144)
Accumulated other comprehensive income	71	108
Total stockholders’ equity (deficit)	198,066	(67,936)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$212,847	$130,386

CONTINEUM THERAPEUTICS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Revenue:
License revenue	$—	$—	$—	$50,000
Operating expenses:
Research and development	13,014	8,012	38,422	27,603
General and administrative	4,033	1,664	12,472	6,320
Total operating expenses	17,047	9,676	50,894	33,923
Income (loss) from operations	(17,047)	(9,676)	(50,894)	16,077
Other income (expense):
Interest income	2,528	1,790	8,905	4,606
Interest expense	—	—	—	(208)
Change in fair value of warrant liability	—	3	(106)	5
Change in fair value of investor rights and obligations liability	—	—	—	2,867
Other expense, net	(46)	(47)	(163)	(177)
Total other income, net	2,482	1,746	8,636	7,093
Income (loss) before income taxes	(14,565)	(7,930)	(42,258)	23,170
Provision for (benefit from) income taxes	—	(161)	—	450
Net income (loss)	$(14,565)	$(7,769)	$(42,258)	$22,720
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities	(490)	197	(37)	184
Comprehensive income (loss)	$(15,055)	$(7,572)	$(42,295)	$22,904
Net income (loss) attributable to common stockholders, basic	$(14,565)	$(7,769)	$(42,258)	$3,146
Net income (loss) attributable to common stockholders, diluted	$(14,565)	$(7,769)	$(42,258)	$274
Net income (loss) per share, basic (a)	$(0.56)	$(3.32)	$(2.18)	$1.36
Net income (loss) per share, diluted (a)	$(0.56)	$(3.32)	$(2.18)	$0.08
Weighted-average shares of common stock outstanding, basic	25,815,670	2,337,436	19,352,859	2,308,972
Weighted-average shares of common stock outstanding, diluted	25,815,670	2,337,436	19,352,859	3,395,514

_________________________

(a)	Basic and diluted per share amounts are the same for Class A and Class B shares.